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                                                                 EXHIBIT 21.01

SYMANTEC CORPORATION
SUBSIDIARIES OF SYMANTEC

Name of Subsidiary                             State or Country of Incorporation
------------------                             ---------------------------------
AntiVirus Update (AVU) GmbH                    Germany
Central Point Software, Inc.
  ("Central Point")                            Delaware, USA
Delrina Corporation (Canada)                   Canada
Delrina (Boston) Corporation                   Massachusetts, USA
Delrina (Canada) Corporation                   Canada
Delrina (Delaware) Corporation                 Delaware, USA
Delrina (Germany) GmbH                         Germany
Delrina (Seattle) Corporation                  Washington, USA
Delrina (UK) Corporation Limited               United Kingdom
Delrina (US) Corporation                       Delaware, USA
Delrina (Washington) Corporation               Washington, USA
Delrina (Wyoming) Limited Liability Company    Wyoming, USA
Delrina International Corporation (Barbados)   Barbados
Fifth Generation Systems GmbH                  Germany
Fifth Generation Systems PTE Ltd. (Singapore)  Singapore
1087013 Ontario Limited                        Canada
Sym (UK) Holding, Ltd.                         United Kingdom
Symantec (Deutschland) GmbH                    Germany
Symantec (Japan) KK  (formerly Fifth
  Generation Systems KK)                       Japan
Symantec (UK) Ltd.  ("Symantec UK")            United Kingdom
Symantec Australia Pty. Ltd.                   Australia
Symantec EURL (France)                         France
Symantec Financing B.V. (Netherlands)          Netherlands
Symantec Foreign Sales Corporation (Barbados)  Barbados
Symantec Hong Kong Ltd.  (formerly FGS
  Hong Kong Ltd.)                              Hong Kong
Symantec Korea Ltd.                            Korea
Symantec Limited (Ireland)                     Ireland
Symantec SRL (Italy)                           Italy
Zortech (UK) Ltd.                              United Kingdom
Zortech Limited ("Zortech")                    United Kingdom